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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        DATE OF REPORT: DECEMBER 21, 2001
              (DATE OF EARLIEST EVENT REPORTED: DECEMBER 17, 2001)

                       KINDER MORGAN ENERGY PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                  1-11234                             76-0380342
    (State or other jurisdiction                      (Commission                        (I.R.S. Employer
          of incorporation)                          File Number)                       Identification No.)



                          500 Dallas Street, Suite 1000
                              Houston, Texas 77002
          (Address of principal executive offices, including zip code)


                                  713-369-9000
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

         On December 17, 2001, Kinder Morgan Energy Partners, L.P. announced that it had entered into a definitive agreement to purchase Tejas Gas, LLC, a wholly owned subsidiary of InterGen (North America), Inc., for approximately $750,000,000 in cash. Tejas Gas is an approximately 3,400-mile natural gas intrastate pipeline system that extends from South Texas along the Mexico border and the Texas Gulf Coast to near the Louisiana border, and north from near Houston to East Texas. It is reported to have a transportation capacity of approximately 3.5 billion cubic feet per day. Among other assets, it owns two natural gas storage facilities with approximately 100 Bcf of working gas capacity and 3 fee-based gas processing/treating facilities. InterGen is a joint venture owned by affiliates of the Royal Dutch/Shell Group of Companies and Bechtel Enterprises Holding, Inc. The transaction is expected to close in the first quarter of 2002.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                KINDER MORGAN ENERGY PARTNERS, L.P.

                                By: KINDER MORGAN G.P., INC.,
                                    its general partner

                                    By: KINDER MORGAN MANAGEMENT, LLC,
                                        the delegate of Kinder Morgan G.P., Inc.

     Dated: December 21, 2001       By:    /s/ JOSEPH LISTENGART
                                       -----------------------------------------
                                       Joseph Listengart
                                       Vice President, General Counsel and
                                       Secretary





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